SECOND AMENDMENT TO THE WINTERGREEN FUND, INC.

FUND ACCOUNTING SERVICING AGREEMENT

THIS SECOND AMENDMENT, effective as of March 15, 2011, to the Fund Accounting Servicing Agreement dated November 15, 2007, as amended March 1, 2010 (the “Agreement”), is entered into by and between Wintergreen Fund, Inc., a Maryland corporation (the “Fund” or “Company”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the Company and USBFS have entered into the Agreement; and

WHEREAS, the Company and USBFS desire to amend the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by mutual written consent of the parties.

NOW, THEREFORE, the parties do hereby agree as follows:

Section 15. Term of Agreement; Amendment is superseded and replaced with the following:

Section 15. Term of Agreement; Amendment. This Agreement shall become effective as of March 15, 2011 and will continue in effect for a period of one (1) year. This Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Company, and authorized or approved by the Board of Directors.

Exhibit A is superseded and replaced with Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

WINTERGREEN FUND, INC.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Steven Graff	By:	/s/ Michael R. McVoy
Name:	Steven Graff	Name:	Michael R. McVoy
Title:	Vice President	Title:	Executive Vice President

Exhibit A

to the

Fund Accounting Servicing Agreement – Wintergreen Fund, Inc.

ANNUAL FEE SCHEDULE, March 15, 2011 *Fees are locked in for one year

Fund Administration

Global Equity & Fixed Income Funds

Annual fee based upon assets per Fund Complex

[    ] basis points on the first $[        ]

[    ] basis point on the balance above $[        ]

Includes: Monthly fund performance reporting and AIS reporting

Plus out-of-pocket expenses, including but not limited to:

Postage, Stationery

Programming, Special Reports

Proxies, Insurance

EDGAR filing

Retention of records

Federal and state regulatory filing fees (Blue Sky)

Certain insurance premiums applicable to the Fund

Expenses from board of directors meetings

Auditing and legal expenses applicable to the Fund

GICS (currently $[         ] /yr/fund family for Schedule of investments and $[         ] /yr/fund family for fact sheets. If used for fact sheets, Advisor must pay the fee.)

MSCI (currently $[         ] /yr/fund for public and internal use. If using MSCI for fact sheets for web site, client must contact MSCI and setup a separate contract.)

XBRL Filing - Currently $[         ] /fund/year

Blue Sky conversion expenses (if necessary)

CCO Services - No Charge

Daily Compliance, Charles River - $[         ] /year

Fees are billed monthly

Fund Accounting

Global Equity & Fixed Income Funds

Annual fee based upon assets per Fund Complex

[    ] basis points on the first $[        ]

[    ] basis points on the balance above $[        ]

Pricing, corporate actions, and factor services (these fees are considered Out-of-pocket expenses):

•    $[        ] Domestic and Canadian Equities

•    $[        ] Options

•    $[        ] Corp/Gov/Agency Bonds

•    $[        ] CMO’s

•    $[        ] International Equities

•    $[        ] Futures

•    $[        ] International Bonds

•    $[        ] Municipal Bonds

•    $[        ] Money Market Instruments

•    $[        ] /fund/month - Mutual Fund Pricing

•    $[        ] /Fund/Day – Bank Loans

•    $[        ] /Fund/Day – Credit Default Swaps

•    $[        ] /Fund/Day – Basic Interest Rate Swaps

•    $[        ] /Foreign equity Security/Month Corporate Actions

•    $[        ] /month Manual Security Pricing (>[ ] /day)

•    Factor Services (BondBuyer)

•      $[        ] /CMO/month

•      $[        ] /Mortgage Backed/month

Fair Value Services (FT Interactive)

$[        ] on the first [    ] securities per day

$[        ] on the balance of securities per day

CCO Services - [    ]

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